BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG LLC
333 WEST WACKER DRIVE, SUITE 2700
CHICAGO, ILLINOIS 60606
Telephone (312) 984-3100
Facsimile (312) 984-3150

Exhibit 5.1

October 21, 2003

St. Joseph Capital Corporation
3820 Edison Parkway
Mishawaka, Indiana 46545

Ladies and Gentlemen:

     We have acted as special counsel to St. Joseph Capital Corporation, a Delaware corporation (the “Company”), in connection with the proposed offering of up to 421,021 shares of its common stock, $0.01 par value (“Common Shares”), pursuant to the Company’s 1996 Stock Incentive Plan (the “Plan”) as described in the Form S-8 Registration Statement to be filed with the Securities and Exchange Commission (the “SEC”) on October 21, 2003 (the “Registration Statement”). In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Capitalized terms used, but not defined, herein shall have the meanings given such terms in the Registration Statement.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement becomes effective and the Shares have been issued in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable. With respect to the opinions expressed above, we express no opinion concerning any law other than the General Corporation Law of the State of Delaware and the laws of the United States of America.

     This opinion is being furnished to you solely for your benefit in connection with the transactions set forth above. It may not be relied upon by, nor a copy of it delivered to any other party, without our prior written consent. This opinion is based upon our knowledge of the law and facts as of the date hereof, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG LLC

St. Joseph Capital Corporation
October 21, 2003

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC

BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG LLC